UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Co-Registrants  ☒ Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒     Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

The Cushing MLP & Infrastructure Total Return Fund
The Cushing® NextGen Infrastructure Income Fund
(Exact Name of Co-Registrant as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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The Cushing® MLP & Infrastructure Total Return Fund (SRV)
The Cushing® NextGen Infrastructure Income Fund (SZC)

 Important Information for Shareholders

The following updates and supplements certain information contained in the proxy statement furnished to the shareholders of The Cushing® MLP & Infrastructure Total Return Fund (SRV) and The Cushing® NextGen Infrastructure Income Fund (SZC) in connection with the joint Annual Meeting of Shareholders of the Funds to be held on May 26, 2022, and any adjournment, postponement or delay thereof.

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During the fiscal year ended November 30, 2021, Mr. Swank missed two meetings of the Board of Trustees due to personal health matters.